Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121231 and 333-175785) and on Form F-3 (No. 333-261442) of SuperCom Ltd. of our report dated April 4, 2022 relating to the consolidated financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Halperin Ilanit
April 4, 2022	Certified Public Accountants